EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in Registration Statement Nos. 333-66934, 333-68334, 333-89145, 333-30578, 333-14037, 33-48119, 33-72194
and 33-82894 on Form S-8 of BE Aerospace, Inc. of our report dated April 8, 2002, appearing in this Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 23, 2002.



DELOITTE & TOUCHE LLP



Costa Mesa, California
May 23, 2002